Cambium Learning Group Announces 2011 Earnings

In a challenging funding environment for print-based offerings, the Company continues to experience and see growth opportunities in technology-enabled solutions

Mar 8, 2012
4:05pm

DALLAS, March 8, 2012 /PRNewswire/ — Cambium Learning Group, Inc. [Nasdaq: ABCD, the “Company"], the leading educational company focused primarily on serving the needs of at-risk and special student populations, will hold a conference call today at 5:00 p.m. Eastern Time to discuss 2011 earnings. The call will be based on unaudited financial results through December 31, 2011.

2011 Financial Summary and Other Operational Metrics
		Twelve Months Ended

(In millions)	December 31, 2011	December 31, 2010	$ Change	% Change

GAAP net revenues	$172.3	$181.3	$(9.0)	-5%
Adjusted net revenues	173.3	194.2	(20.9)	-11%
Change in adjusted deferred revenue	4.3	0.4	3.9	871%
Adjusted net revenues plus change in adjusted deferred revenue	177.6	194.6	(17.0)	-9%
GAAP net loss (includes 2011 goodwill impairment)	(49.4)	(16.0)	(33.4)	-209%
EBITDA	3.2	37.8	(34.6)	-92%
Adjusted EBITDA	43.4	55.0	(11.6)	-21%

In 2011, the Company experienced a 9% order volume decline driven primarily by a significant decline in the Voyager business unit, which was offset partially by growth in the Sopris Learning and Cambium Learning Technology (“CLT”) units.  The adverse education funding environment impacted the Voyager business unit to a greater degree than the Company’s other units.  The Company believes that results were also adversely impacted by certain internal factors, such as decreased focus on the customer experience, an over-reliance on the field sales force versus utilizing multiple channels of sales and marketing, and delays in strategic decision making.

“In 2011, many challenges affected the overall growth of the company, including the external environment and funding conditions,” said Ron Klausner, Chief Executive Officer. “While we continue to see positive growth in our Sopris Learning unit and our Cambium Learning Technologies unit, we made a number of changes in processes and people in our Voyager unit in an effort to shift the focus back to the customer, a hallmark of the business unit. With these changes in place and the launch of several new online products in 2012, I expect to turnaround performance in order to deliver sustained growth.”

In the face of these funding issues, the Company was successful in growing its two other business units. The CLT business unit benefitted from continued market acceptance for technology-based solutions, which resulted in significant growth in the Company’s two online offerings, ExploreLearning and Learning A-Z.  This growth was partially offset by declines in CLT’s Kurzweil and IntelliTools product lines.  Sopris Learning benefitted primarily from investments made in 2010 to develop a separate dedicated sales force, new and refreshed products and an e-commerce platform.

•	Company order volume decreased 9% for 2011 versus 2010. Order volume changes by business unit were as follows:

•	Voyager decreased 21%

•	CLT increased 10%

•	Sopris Learning increased 9%

•	Year-to-date GAAP net revenues declined by 5% to $172.3 million compared with $181.3 million in 2010. The decline was caused by the decline in order volume offset by purchase accounting adjustments to deferred revenue related to the 2009 acquisition of Voyager, which significantly reduced 2010 net revenues by $12.9 million with the corresponding reduction in 2011 being only $1.0 million.

•	Adjusted net revenues, which exclude the impact of purchase accounting, decreased by 11% in 2011 versus 2010. Adjusted net revenues by business unit for 2011 and the percentage change from 2010 were as follows:

•	Voyager: $96.2 million, down 22%

•	Sopris: $27.0 million, up 9%

•	CLT: $50.1 million, up 7%

•	On an adjusted EBITDA basis, the Company achieved $43.4 million in 2011, which was a 21% decline from 2010. The $11.6 million decline in adjusted EBITDA is primarily the result of a $20.9 million decline in adjusted revenues partially offset by declines in spending of $9.3 million primarily due to lower variable costs commensurate with the lower order volumes for the Voyager business unit.

•	Cash flow generation remained strong with $43.6 million of cash from operations generated in 2011. The Company has cash and cash equivalents of $63.2 million on the balance sheet as of December 31, 2011.

•	As a the result of declines in order volumes in Voyager and CLT’s Kurzweil and IntelliTools product lines and the expected near term impact of continued funding pressures on these two business units, the Company recorded goodwill impairment charges related to the Voyager business unit and CLT’s Kurzweil and IntelliTools product lines of $19.2 million and $18.4 million, respectively.

2011 Business Highlights

•	The Company launched a significant re-engineering and restructuring effort that began in late 2011 and will continue through 2012. This effort is intended to realign the Company’s resources and skill sets with emerging digital trends, right size some elements of the business that contracted, enhance the customer experience and provide significant cost reductions in several operational areas through re-engineering and optimizing certain key processes.

•	As one of the key projects associated with the re-engineering and restructuring efforts, the Company plans to transfer its warehouse operations to a third party logistics provider, Ozburn-Hessey Logistics, LLC (“OHL”), and to cease use of the leased facility in Frederick, Colorado that includes its warehouse and other office space in the second quarter of 2012. Outsourcing of the warehouse operations is expected to lower costs and make them more variable for the Company’s print-based products.

•	Dr. Vernon Johnson joined the Company effective December 1, 2011, as President of the Voyager unit. Dr. Johnson was also appointed to the Board of Directors. During the past six years, Dr. Johnson served as a partner of Best Associates, a Dallas-based Merchant Banking firm, and Chairman of EPIC Learning, a national for-profit online company focused on Grades 9-12. He was also Executive Vice President of Development and Strategy for the America College of Education, a proprietary online college.

•	On October 6, 2011, the Company completed the acquisition of certain of the assets of Class.com for approximately $4.5 million in cash. Class.com provides high-quality, research proven, online instruction, supplemental education, and intervention programs through its fully accredited high school, Lincoln National Academy.

•	In 2012, Learning A-Z celebrates its ten-year anniversary as a provider of online resources for teachers and students. Additionally, an independent report published in January 2012 ranked Reading A-Z.com, a teacher resource website developed by Learning A-Z, as number one among teachers as a used or recommended website and ranked Reading A-Z.com and Raz-Kids.com among the top 10 websites used or recommended for students. The report titled, “Elementary Reading Market: Teaching Methods, Traditional and Digital Materials Used and Needed, and Market Size” was published by Education Market Research (EMR).

•	ExploreLearning announced on December 15, 2011, that Reflex, their revolutionary new program helping students develop math fact fluency, reached one million student logins. In that time, students have solved over 125 million math facts. These milestones were achieved in the first seven months since the product was launched in April 2011.

•	Kurzweil 3000® by Kurzweil Educational Systems was chosen by the readers of District Administration magazine as a Readers’ Choice Top 100 Product of 2011. The prestigious acknowledgement is given annually to K-12 education products that have supported education innovation. The winners were selected by the editors of District Administration from hundreds of nominations submitted by readers, including school superintendents and district-level directors in districts across the United States.

Non-GAAP Financial Measures

EBITDA, adjusted EBITDA and adjusted net revenues are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that adjusted EBITDA and adjusted net revenues provide useful information to investors because they reflect the underlying performance of the ongoing operations of the Company, and provide investors with a view of the Company’s operations from management’s perspective. Adjusted EBITDA and adjusted net revenues exclude items that do not reflect the underlying performance of the combined Company by removing significant one-time or certain non-cash items. The Company uses these measures to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress towards performance targets, which directly affect compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity.

Investor Conference Call

The Company will provide additional commentary on today’s conference call. To listen to the Company’s conference call, please dial (800) 860-2442 and reference “Cambium Learning” at 5:00 p.m. Eastern Time on Thursday, March 8, 2012. The call will be recorded and archived until Thursday, April 12, 2012, and can be replayed by calling (877) 344-7529 and entering ID# 10010343. The conference call will also be Webcast and available on the Company’s Website at http://cambiumlearning.investorroom.com/events.

About Cambium Learning Group, Inc.

Cambium Learning Group (Nasdaq: ABCD) is the leading educational company focused primarily on serving the needs of at-risk and special student populations. The company operates three core divisions: Voyager, which provides comprehensive interventions and online learning; Sopris Learning, which is known for supplemental solutions; and Cambium Learning Technologies, which comprises IntelliTools®, Kurzweil Educational Systems®, Learning A–Z, and ExploreLearning. Cambium Learning Group is committed to providing research-based solutions that help educators raise the achievement levels of preK–12 students as well as adult learning communities. The company’s website is www.cambiumlearning.com.

Media and Investor Contact:
Chris Cleveland
Cambium Learning Group, Inc.
214.932.9474
chris.cleveland@cambiumlearning.com

Forward Looking Statements

Some of the statements contained herein constitute forward-looking statements.  These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties and other factors that may cause the markets, actual results, levels of activity, performance or achievements of Cambium Learning Group, Inc. to be materially different from any actual future results, levels of activity, performance or achievements.  These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K-12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Form 10-K. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions.  Actual events or results may differ materially. Cambium Learning Group, Inc. does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

Cambium Learning Group, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
	For the Years Ended December 31,
	2011	2010	2009
	(unaudited)
Net revenues	$172,258	$181,260	$101,048
Cost of revenues:
Cost of revenues	53,165	59,891	26,848
Amortization expense	27,799	28,511	17,527

Total cost of revenues	80,964	88,402	44,375
Research and development expense	9,933	10,558	5,611
Sales and marketing expense	45,747	45,987	23,368
General and administrative expense	23,456	23,857	30,519
Shipping and handling costs	2,259	3,570	1,512
Depreciation and amortization expense	7,224	9,154	9,723
Goodwill impairment	37,618	—	9,105
Embezzlement and related expense (recoveries)	(3,096)	(353)	129

Total costs and expenses	204,105	181,175	124,342
Income (loss) before interest, other income (expense)
and income taxes	(31,847)	85	(23,294)
Net interest income (expense):
Interest income	738	19	10
Interest expense	(19,169)	(17,311)	(19,487)

Net interest income (expense)	(18,431)	(17,292)	(19,477)
Other income (expense), net	848	674	(698)

Loss before income taxes	(49,430)	(16,533)	(43,469)
Income tax benefit (expense)	(11)	583	7,704

Net loss	$(49,441)	$(15,950)	$(35,765)

Net loss per common share:
Basic net loss per common share	$(1.07)	$(0.36)	$(1.63)
Diluted net loss per common share	$(1.07)	$(0.36)	$(1.63)
Average number of common shares and equivalents outstanding:
Basic	46,142	44,322	21,994
Diluted	46,142	44,322	21,994

Cambium Learning Group, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except per share data)
	As of December 31,
	2011	2010
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$63,191	$11,831
Accounts receivable, net	13,485	31,627
Inventory	21,561	22,015
Deferred tax assets	2,829	3,703
Restricted assets, current	1,393	3,064
Assets held for sale	2,727	—
Other current assets	4,735	3,937

Total current assets	109,921	76,177
Property, equipment and software at cost	42,878	32,944
Accumulated depreciation and amortization	(12,968)	(7,838)

Property, equipment and software, net	29,910	25,106

Goodwill	114,297	151,915
Acquired curriculum and technology intangibles, net	26,996	33,063
Acquired publishing rights, net	26,861	38,707
Other intangible assets, net	18,111	22,132
Pre-publication costs, net	10,034	7,834
Restricted assets, less current portion	11,082	12,641
Other assets	22,468	15,487

Total assets	$369,680	$383,062

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$-	$1,280
Current portion of capital lease obligations	826	378
Accounts payable	3,024	6,465
Contingent value rights, current	—	1,623
Accrued expenses	21,203	22,888
Deferred revenue, current	38,984	34,140

Total current liabilities	64,037	66,774

Long-term liabilities:
Long-term debt, less current portion	174,165	150,850
Capital lease obligations, less current portion	12,294	12,317
Deferred revenue, less current portion	4,304	3,416
Contingent value rights, less current portion	6,684	5,746
Other liabilities	18,126	19,947

Total long-term liabilities	215,573	192,276

Stockholders’ equity:
Preferred stock ($.001 par value, 15,000 shares authorized,
zero shares issued and outstanding at December 31, 2011 and 2010)	—	—
Common stock ($.001 par value, 150,000 shares authorized,
51,162 and 43,869 shares issued, and 49,518 and 43,869 shares
outstanding at December 31, 2011 and 2010, respectively)	51	44
Capital surplus	281,240	259,887
Accumulated deficit	(184,659)	(135,218)
Treasury stock at cost (1,644 and zero shares at December 31, 2011
and December 31, 2010, respectively)	(4,931)	—
Other comprehensive income (loss):
Pension and postretirement plans	(1,632)	(702)
Net unrealized gain on securities	1	1

Accumulated other comprehensive income (loss)	(1,631)	(701)

Total stockholders’ equity	90,070	124,012

Total liabilities and stockholders’ equity	$369,680	$383,062

Reconciliation Between Net Revenues and Adjusted Net Revenues and Between Net Loss
	and Adjusted EBITDA for the Years Ended December 31, 2011 and 2010
	(In thousands)
	(Unaudited)
		2011	2010
Total net revenues		$172,258	$181,260
Non-recurring and non-operational costs included in
	net revenues but excluded from adjusted net revenues:
	Adjustments related to purchase accounting	1,039	12,937

Adjusted net revenues		$173,297	$194,197

Net loss		$(49,441)	$(15,950)
Reconciling items between net loss and EBITDA:
	Depreciation and amortization	35,023	37,665
	Net interest expense	18,431	17,292
	Other income	(848)	(674)
	Income tax	11	(583)

Income from operations before interest expense, other
	income, income taxes, and depreciation and
	amortization (EBITDA)	3,176	37,750
Non-recurring and non-operational costs included in
	EBITDA but excluded from Adjusted EBITDA:
	Re-engineering and restructuring costs	1,189	—
	Integration and merger-related costs	—	5,963
	Legacy VLCY corporate	1,088	968
	Stock-based compensation expense	1,288	1,085
	Embezzlement and related expenses (recoveries)	(3,096)	(353)
	Adjustments related to purchase accounting	872	10,748
	Goodwill impairment	37,618	—
	Adjustments to CVR liability	1,308	(1,124)

Adjusted EBITDA		$43,443	$55,037

Change in Adjusted Deferred Revenue for the Years Ended December 31, 2010 and 2011
	(unaudited)
		As of:

	December 31,	December 31,	December 31,
	2009	2010	2011

Total deferred revenue	$24,181	$37,556	$43,288
Purchase accounting fair
value adjustment	14,374	1,437	398

Adjusted deferred revenue	38,555	38,993	43,686
Change in adjusted deferred revenue		$438	$4,693
Acquired deferred revenue		—	441
Change in adjusted deferred revenue,
net of acquired deferred revenue		$438	$4,252